August 2025

Pricing Supplement No. 10,017

Registration Statement Nos. 333-275587; 333-275587-01

Dated August 27, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the class A common stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF (each referred to as an “underlying”)

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not pay interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities and prospectus, as supplemented or modified by this document.

￭Automatic Call. The securities will be automatically called if the closing price of each underlying on any of the calculation days is greater than or equal to 85% of its respective starting price, which we refer to as the call threshold price, for a call payment equal to the face amount plus a call premium. The call premium applicable to each calculation day will be a percentage of the face amount that increases for each calculation day based on a simple (non-compounding) return of 16.00% per annum. No further payments will be made on the securities once they have been called.

￭Maturity Payment Amount. If the securities are not automatically called, you will receive at maturity a cash payment per security as follows:

oIf the ending price of any underlying is less than its respective call threshold price but the ending price of each underlying is greater than or equal to 60% of its respective starting price, which we refer to as the respective threshold price, you will receive a maturity payment amount of $1,000 per $1,000 security.

oIf the ending price of any underlying is less than its respective threshold price, investors will be exposed to the full decline in the lowest performing underlying on a 1-to-1 basis, and will receive a maturity payment amount that is less than 60% of the face amount of the securities and could be zero.

￭Investors may lose a significant portion, or all, of the face amount of the securities

￭The securities are for investors who are willing to forgo current income and participation in the appreciation of any underlying in exchange for the possibility of receiving a call payment or maturity payment amount greater than the face amount of the securities if each underlying closes at or above the respective call threshold price on a calculation day or the final calculation day, respectively.

￭Because all payments on the securities are based on the lowest performing underlying, a decline beyond the respective threshold price of any underlying will result in a significant loss of your investment, even if the other underlyings have appreciated or have not declined as much.

￭Investors will not participate in any appreciation of any underlying.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlyings

The current estimated value of the securities is $962.80 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 6.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 14. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$23.25	$976.75
Total	$1,000,000	$23,250	$976,750

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $23.25 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $17.50 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley  Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	August 30, 2029†, subject to postponement if the final calculation day is postponed
Underlyings:

SPDR® S&P® Oil & Gas Exploration & Production ETF (the “XOP Shares”), the class A common stock of Meta Platforms, Inc. (the “META Stock”) and the SPDR® S&P® Biotech ETF (the “XBI Shares”)

The SPDR® S&P® Oil & Gas Exploration & Production ETF and the SPDR® S&P® Biotech ETF are sometimes collectively referred to herein as the “underlying funds” and individually as a “fund,” and the META Stock is sometimes individually referred to herein as an “underlying stock.”

Fund underlying index:	With respect to the XOP Shares, the S&P® Oil & Gas Exploration & Production Select Industry Index® With respect to the XBI Shares, the S&P® Biotechnology Select Industry Index
Fund underlying index sponsor:	With respect to the each of the XOP Shares and the XBI Shares, S&P® Dow Jones Indices LLC, or any successor thereof
Underlying stock issuer:	With respect to the META Stock, Meta Platforms, Inc.
Aggregate face amount:	$1,000,000
Automatic call:

If, on any calculation day, beginning on September 2, 2026, the closing price of each underlying is greater than or equal to its respective call threshold price, the securities will be automatically called for the applicable call payment on the related call settlement date. The last calculation day is the final calculation day, and any payment upon an automatic call on the final calculation day, if applicable, will be made on the maturity date.

The securities will not be automatically called on any call settlement date if the closing price of any underlying is below its respective call threshold price on the related calculation day.

Any positive return on the securities will be limited to the applicable call premium, even if the closing price of any underlying on the applicable calculation day significantly exceeds its call threshold price. You will not participate in any appreciation of any underlying.

Call payment:	The call payment will be an amount in cash per face amount corresponding to a return at a per-annum rate set forth on the cover of this document, as follows:
	●1st calculation day:	$1,160.00 which corresponds to a call premium of 16.00%
	●2nd calculation day:	$1,173.33 which corresponds to a call premium of 17.333%
	●3rd calculation day:	$1,186.67 which corresponds to a call premium of 18.667%
	●4th calculation day:	$1,200.00 which corresponds to a call premium of 20.00%
	●5th calculation day:	$1,213.33 which corresponds to a call premium of 21.333%
	●6th calculation day:	$1,226.67 which corresponds to a call premium of 22.667%
	●7th calculation day:	$1,240.00 which corresponds to a call premium of 24.00%
	●8th calculation day:	$1,253.33 which corresponds to a call premium of 25.333%
	●9th calculation day:	$1,266.67 which corresponds to a call premium of 26.667%
	●10th calculation day:	$1,280.00 which corresponds to a call premium of 28.00%
	●11th calculation day:	$1,293.33 which corresponds to a call premium of 29.333%
	●12th calculation day:	$1,306.67 which corresponds to a call premium of 30.667%
	●13th calculation day:	$1,320.00 which corresponds to a call premium of 32.00%
	●14th calculation day:	$1,333.33 which corresponds to a call premium of 33.333%
	●15th calculation day:	$1,346.67 which corresponds to a call premium of 34.667%
	●16th calculation day:	$1,360.00 which corresponds to a call premium of 36.00%
	●17th calculation day:	$1,373.33 which corresponds to a call premium of 37.333%
	●18th calculation day:	$1,386.67 which corresponds to a call premium of 38.667%
	●19th calculation day:	$1,400.00 which corresponds to a call premium of 40.00%
	●20th calculation day:	$1,413.33 which corresponds to a call premium of 41.333%
	●21st calculation day:	$1,426.67 which corresponds to a call premium of 42.667%
	●22nd calculation day:	$1,440.00 which corresponds to a call premium of 44.00%
	●23rd calculation day:	$1,453.33 which corresponds to a call premium of 45.333%
	●24th calculation day:	$1,466.67 which corresponds to a call premium of 46.667%

August 2025 Page 2

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

	●25th calculation day:	$1,480.00 which corresponds to a call premium of 48.00%
	●26th calculation day:	$1,493.33 which corresponds to a call premium of 49.333%
	●27th calculation day:	$1,506.67 which corresponds to a call premium of 50.667%
	●28th calculation day:	$1,520.00 which corresponds to a call premium of 52.00%
	●29th calculation day:	$1,533.33 which corresponds to a call premium of 53.333%
	●30th calculation day:	$1,546.67 which corresponds to a call premium of 54.667%
	●31st calculation day:	$1,560.00 which corresponds to a call premium of 56.00%
	●32nd calculation day:	$1,573.33 which corresponds to a call premium of 57.333%
	●33rd calculation day:	$1,586.67 which corresponds to a call premium of 58.667%
	●34th calculation day:	$1,600.00 which corresponds to a call premium of 60.00%
	●35th calculation day:	$1,613.33 which corresponds to a call premium of 61.333%
	●36th calculation day:	$1,626.67 which corresponds to a call premium of 62.667%
	●Final calculation day:	$1,640.00 which corresponds to a call premium of 64.00%
No further payments will be made on the securities once they have been called.
Calculation days:	Monthly, as follows:
	●1st calculation day:	September 2, 2026*
	●2nd calculation day:	October 2, 2026*
	●3rd calculation day:	November 2, 2026*
	●4th calculation day:	December 2, 2026*
	●5th calculation day:	January 4, 2027*
	●6th calculation day:	February 2, 2027*
	●7th calculation day:	March 2, 2027*
	●8th calculation day:	April 2, 2027*
	●9th calculation day:	May 3, 2027*
	●10th calculation day:	June 2, 2027*
	●11th calculation day:	July 2, 2027*
	●12th calculation day:	August 2, 2027*
	●13th calculation day:	September 2, 2027*
	●14th calculation day:	October 4, 2027*
	●15th calculation day:	November 2, 2027*
	●16th calculation day:	December 2, 2027*
	●17th calculation day:	January 3, 2028*
	●18th calculation day:	February 2, 2028*
	●19th calculation day:	March 2, 2028*
	●20th calculation day:	April 3, 2028*
	●21st calculation day:	May 2, 2028*
	●22nd calculation day:	June 2, 2028*
	●23rd calculation day:	July 3, 2028*
	●24th calculation day:	August 2, 2028*
	●25th calculation day:	September 5, 2028*
	●26th calculation day:	October 2, 2028*
	●27th calculation day:	November 2, 2028*
	●28th calculation day:	December 4, 2028*
	●29th calculation day:	January 2, 2029*
	●30th calculation day:	February 2, 2029*
	●31st calculation day:	March 2, 2029*
	●32nd calculation day:	April 2, 2029*
	●33rd calculation day:	May 2, 2029*
	●34th calculation day:	June 4, 2029*
	●35th calculation day:	July 2, 2029*
	●36th calculation day:	August 2, 2029*
	●Final calculation day:	August 27, 2029*

August 2025 Page 3

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

Call settlement date:	Three business days after the applicable calculation day.*
Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security as follows:

￭if the ending price of any underlying is less than its respective call threshold price but the ending price of each underlying is greater than or equal to its respective threshold price:

$1,000; or

￭if the ending price of any underlying is less than its respective threshold price:

$1,000 × performance factor of the lowest performing underlying

Under these circumstances, you will lose more than 40%, and possibly all, of your investment.

Lowest performing underlying:	The underlying with the lowest performance factor
Performance factor:	With respect to each underlying, the ending price divided by the starting price
Call threshold price:

With respect to the SPDR® S&P® Oil & Gas Exploration & Production ETF: $111.69, which is equal to 85% of its starting price.

With respect to the class A common stock of Meta Platforms, Inc.: $635.273, which is equal to 85% of its starting price.

With respect to the SPDR® S&P® Biotech ETF: $76.7465, which is equal to 85% of its starting price.

Starting price:

With respect to the SPDR® S&P® Oil & Gas Exploration & Production ETF: $131.40, its closing price on the pricing date.

With respect to the class A common stock of Meta Platforms, Inc.: $747.38, its closing price on the pricing date.

With respect to the SPDR® S&P® Biotech ETF: $90.29, its closing price on the pricing date.

Closing price:

The “closing price” for each underlying (or one unit of any other security for which a closing price must be determined) on any trading day means the product of (i) the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such underlying (or any such other security) is listed or admitted to trading, and (ii) the adjustment factor applicable to such underlying on such trading day

Ending price:	With respect to each underlying, the closing price for such underlying on the final calculation day multiplied by the adjustment factor on such day.
Threshold price:

With respect to the SPDR® S&P® Oil & Gas Exploration & Production ETF: $78.84, which is equal to 60% of its starting price.

With respect to the class A common stock of Meta Platforms, Inc.: $448.428, which is equal to 60% of its starting price.

With respect to the SPDR® S&P® Biotech ETF: $54.174, which is equal to 60% of its starting price.

Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	August 27, 2025
Original issue date:	September 2, 2025 (3 business days after the pricing date)
Adjustment factor:

The “adjustment factor” means, with respect to each underlying, 1.0, subject to adjustment in the event of certain events affecting such underlying. See “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” and “General Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement for principal at risk securities.

CUSIP / ISIN:	61779DBK7 / US61779DBK72

August 2025 Page 4

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

* Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

August 2025 Page 5

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $962.80.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amounts, the call threshold prices and the threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 4 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

August 2025 Page 6

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029 (the “securities”) may be appropriate for investors who:

￭Seek the potential for a fixed return if each underlying has appreciated at all as of any of the calculation days in lieu of full participation in any potential appreciation of any or all of the underlyings;

￭Understand that if the closing price of any underlying is less than its respective call threshold price on each calculation day, they will not receive any positive return on their investment in the securities, and that if the closing price of any underlying on the final calculation day has declined by more than 40% from its starting price, they will be fully exposed to the decline in the lowest performing underlying from its starting price and will lose more than 40%, and possibly all, of the face amount of their securities at maturity;

￭Understand that the term of the securities may be as short as approximately one year, and that they will not receive a higher call payment with respect to a later calculation day if the securities are called on an earlier calculation day;

￭Understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day and that they will not benefit in any way from the performance of the better performing underlyings;

￭Understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

￭Understand and are willing to accept the full downside risks of each underlying;

￭Are willing to forgo interest payments on the securities and dividends on the underlyings and the stocks composing the fund underlying indices; and

￭Are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭Require full payment of the face amount of the securities at maturity;

￭Seek a security with a fixed term;

￭Are unwilling to accept the risk that, if the closing price of any underlying is less than its respective call threshold price on each calculation day, they will not receive any positive return on their investment in the securities;

￭Are unwilling to accept the risk that the closing price of any underlying on the final calculation day may decline by more than 40% from its respective starting price to its ending price, in which case they will lose a significant portion or all of their investment;

￭Seek current income;

￭Are unwilling to accept the risk of exposure to each of the underlyings;

￭Seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

￭Seek exposure to the upside performance of any or each underlying beyond the applicable call premiums;

￭Are unwilling to accept our credit risk; or

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “SPDR® S&P® Oil & Gas Exploration & Production ETF Overview,” “Meta Platforms, Inc. Overview” and “SPDR® S&P® Biotech ETF Overview” below.

August 2025 Page 7

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

August 2025 Page 8

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the call payment or maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the lowest performing underlying from its respective starting price to its respective closing price on the applicable calculation day.

August 2025 Page 9

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. Whether the securities are called will be determined by reference to the closing price of each underlying on the calculation days, and the maturity payment amount, if any, will be determined by reference to the closing price of each underlying on the final calculation day. The actual starting prices, call threshold prices and threshold prices are set forth under “Final Terms” above. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms*:

Investment term:	Approximately 4 years
Call payments:	The call payment will be an amount in cash per face amount for each calculation day, as follows:
	Call Payment
	1st calculation day:	$1,160.00
	2nd calculation day:	$1,173.33
	3rd calculation day:	$1,186.67
	4th calculation day:	$1,200.00
	5th calculation day:	$1,213.33
	6th calculation day:	$1,226.67
	7th calculation day:	$1,240.00
	8th calculation day:	$1,253.33
	9th calculation day:	$1,266.67
	10th calculation day:	$1,280.00
	11th calculation day:	$1,293.33
	12th calculation day:	$1,306.67
	13th calculation day:	$1,320.00
	14th calculation day:	$1,333.33
	15th calculation day:	$1,346.67
	16th calculation day:	$1,360.00
	17th calculation day:	$1,373.33
	18th calculation day:	$1,386.67
	19th calculation day:	$1,400.00
	20th calculation day:	$1,413.33
	21st calculation day:	$1,426.67
	22nd calculation day:	$1,440.00
	23rd calculation day:	$1,453.33
	24th calculation day:	$1,466.67
	25th calculation day:	$1,480.00
	26th calculation day:	$1,493.33
	27th calculation day:	$1,506.67
	28th calculation day:	$1,520.00
	29th calculation day:	$1,533.33

August 2025 Page 10

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

	30th calculation day:	$1,546.67
	31st calculation day:	$1,560.00
	32nd calculation day:	$1,573.33
	33rd calculation day:	$1,586.67
	34th calculation day:	$1,600.00
	35th calculation day:	$1,613.33
	36th calculation day:	$1,626.67
	Final calculation day:	$1,640.00
Hypothetical starting price:	With respect to the XOP Shares: $100 With respect to the META Stock: $100 With respect to the XBI Shares: $100
Hypothetical threshold price:

With respect to the XOP Shares: $60, which is 60% of its hypothetical starting price

With respect to the META Stock: $60, which is 60% of its hypothetical starting price

With respect to the XBI Shares: $60, which is 60% of its hypothetical starting price

Hypothetical call threshold price:

With respect to the XOP Shares: $85, which is 85% of its hypothetical starting price

With respect to the META Stock: $85, which is 85% of its hypothetical starting price

With respect to the XBI Shares: $85, which is 85% of its hypothetical starting price

* The hypothetical starting price for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting price of any underlying. The actual starting prices, call threshold prices and threshold prices are set forth under “Final Terms” above. For historical data regarding the actual closing prices of the underlyings, see the historical information set forth herein.

August 2025 Page 11

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

Automatic Call:

Example 1 — the securities are called following the second calculation day

Date	XOP Shares Closing Price	META Stock Closing Price	XBI Shares Closing Price	Payment (per Security)
1st Calculation Day	$80 (below the call threshold price)	$120 (at or above the call threshold price)	$140 (at or above the call threshold price)	--
2nd Calculation Day	$110 (at or above the call threshold price)	$125 (at or above the call threshold price)	$135 (at or above the call threshold price)	$1,173.33

In this example, on the first calculation day, the closing prices of two of the underlyings are at or above their respective call threshold prices, but the closing price of the other underlying is below its respective call threshold price. Therefore, the securities are not called. On the second calculation day, the closing price of each underlying is at or above the respective call threshold price. Therefore, the securities are automatically called on the second call settlement date. Investors will receive a payment of $1,173.33 per security on the related call settlement date. No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation in any underlying.

How to calculate the payment investors will receive at maturity:

In the following examples, one or more of the underlyings close below the respective call threshold price(s) on each of the calculation days prior to the final calculation day, and, consequently, the securities are not automatically called prior to, and remain outstanding until, maturity.

	XOP Shares Ending Price	META Stock Ending Price	XBI Shares Ending Price	Maturity Payment Amount (per Security)
Example 1:	$150 (at or above its call threshold price)	$140 (at or above its call threshold price)	$142 (at or above its call threshold price)	$1,640.00
Example 2:	$80 (below its call threshold price but at or above its threshold price)	$110 (at or above its call threshold price and threshold price)	$120 (at or above its call threshold price and threshold price)	$1,000
Example 3:	$125 (at or above its call threshold price and threshold price)	$40 (below its threshold price)	$120 (at or above its call threshold price and threshold price)	$1,000 × ($40 / $100) = $400
Example 4:	$20 (below its threshold price)	$80 (below its call threshold price but at or above its threshold price)	$120 (at or above its call threshold price and threshold price)	$1,000 × ($20 / $100) = $200
Example 5:	$45 (below its threshold price)	$40 (below its threshold price)	$20 (below its threshold price)	$1,000 × ($20 / $100) = $200

In example 1, the ending price of each underlying is at or above its respective call threshold price. Therefore, investors receive at maturity the call payment applicable to the final calculation day. Investors do not participate in any appreciation in any underlying.

In example 2, the ending prices of two of the underlyings are at or above their call threshold prices and threshold prices, but the ending price of the other underlying is below its call threshold price and at or above its threshold price. Therefore, investors receive $1,000 per security at maturity. Investors do not participate in any appreciation in any underlying.

In example 3, the ending prices of two of the underlyings are at or above their call threshold prices and threshold prices, but the ending price of the other underlying is below its respective threshold price. Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity. Investors receive at maturity an amount equal to the face amount times the performance factor of the META Stock, which is the lowest performing underlying in this example.

In example 4, the ending price of one of the underlyings is at or above its call threshold price and threshold price, the ending price of one of the underlyings is below its call threshold price and at or above its threshold price, and the ending price of the other underlying is below its respective threshold price. Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity. Investors receive at maturity an amount equal to the face amount the performance factor of the XOP Shares, which is the lowest performing underlying in this example.

August 2025 Page 12

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

In example 5, the ending price of each underlying is below its respective threshold price, and investors receive at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. Therefore, the maturity payment amount equals the face amount times the performance factor of the XBI Shares, which is the lowest performing underlying in this example.

If the ending price of any underlying is below its respective threshold price, you will be exposed to the downside performance of the lowest performing underlying at maturity, and your maturity payment amount will be less than 60% of the face amount per security and could be zero.

August 2025 Page 13

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending price of any underlying is less than its respective threshold price of 60% of its starting price, you will be exposed to the decline in the value of the lowest performing underlying, as compared to its starting price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. In this case, you will lose more than 40%, and possibly all, of the face amount of your securities at maturity.

￭The appreciation potential of the securities is limited by the call payment specified for each calculation day. The appreciation potential of the securities is limited to the call payment specified for each calculation day if each underlying closes at or above its respective call threshold price on any calculation day. In all cases, you will not participate in any appreciation of any underlying, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the price of interest rates available in the market and the value of each underlying on any day, including in relation to its respective starting price, call threshold price and threshold price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of each underlying,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or securities markets generally and which may affect the price of each underlying,

odividend rates on the underlying stock or the stocks composing the fund underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlyings that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the face amount of $1,000 per security if the price of any underlying at the time of sale is near or below its threshold price or if market interest rates rise.

You cannot predict the future performance of any underlying based on its historical performance. The value(s) of one or more of the underlyings may decrease so that you will receive no return on your investment and receive a maturity payment amount that is significantly less than the face amount. See “SPDR® S&P® Oil & Gas Exploration & Production ETF Overview,” “Meta Platforms, Inc. Overview” and “SPDR® S&P® Biotech ETF Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated

August 2025 Page 14

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlyings or in the stocks composing the fund underlying indices. Investing in the securities is not equivalent to investing in the underlying stock or the component stocks of the fund underlying indices. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock or the stocks that constitute the fund underlying indices. Furthermore, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stock and received the dividends paid or distributions made on it.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called within the first year of the term of the securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 4 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting prices, the call

August 2025 Page 15

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

threshold prices, the threshold prices and the ending prices and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the ending price in the event of a market disruption event or certain adjustments to an adjustment factor. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events,” “General Terms of the Securities— Certain Terms for Securities Linked to a Fund—Market Disruption Events,” “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “—Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the component stocks of the fund underlying indices), including trading in the underlying stock or the stocks that constitute the fund underlying indices as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the underlying stock or the stocks that constitute the fund underlying indices and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying, and, therefore, could increase (i) the price at or above which such underlying must close on the calculation days so that the securities are called for the call payment (depending also on the performance of the other underlyings) and (ii) the threshold price for such underlying, which is the price at or above which such underlying must close on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the calculation days, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information About the Securities—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

August 2025 Page 16

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive the call premium, each underlying must close at or above its respective starting price on the applicable calculation day. In addition, if the securities have not been called and any underlying has declined to below its respective threshold price as of the final calculation day, you will be fully exposed to the decline in the lowest performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 60% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the lowest performing underlying, you are exposed to greater risks of receiving no call premiums and sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any call premiums, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that any underlying will close below its starting price on any calculation day than if the securities were linked to only one underlying. Therefore, it is more likely that you will not receive any call premiums and that you will suffer a significant loss on your investment. In addition, because each underlying must close above its starting price on a monthly calculation day in order for the securities to be called prior to maturity, the securities are less likely to be called on any call settlement date than if the securities were linked to just one underlying.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the oil and gas exploration and production sector. The stocks included in the S&P® Oil & Gas Exploration & Production Select Industry Index and that are generally tracked by the XOP Shares are stocks of companies whose primary business is associated with the exploration and production of oil and gas. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less volatile industry. The oil and gas industry is significantly affected by a number of factors that influence worldwide economic conditions and oil and gas prices, such as natural disasters, supply disruptions, geopolitical events and other factors that may offset or magnify each other, including:

oworldwide and domestic supplies of, and demand for, crude oil and natural gas;

othe cost of exploring for, developing, producing, refining and marketing crude oil and natural gas;

oconsumer confidence;

ochanges in weather patterns and climatic changes;

othe ability of the members of Organization of Petroleum Exporting Countries (OPEC) and other producing nations to agree to and maintain production levels;

othe worldwide military and political environment, uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere;

othe price and availability of alternative and competing fuels;

odomestic and foreign governmental regulations and taxes;

oemployment levels and job growth; and

ogeneral economic conditions worldwide.

These or other factors or the absence of such factors could cause a downturn in the oil and natural gas industries generally or regionally and could cause the value of some or all of the component stocks included in the S&P® Oil & Gas Exploration & Production Select Industry Index to decline during the term of the securities.

￭No affiliation with Meta Platforms, Inc. Meta Platforms, Inc. is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry in connection with this offering.

￭We may engage in business with or involving Meta Platforms, Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Meta Platforms, Inc. without regard to your interests and thus

August 2025 Page 17

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

may acquire non-public information about Meta Platforms, Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Meta Platforms, Inc. which may or may not recommend that investors buy or hold it.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the biotechnology sector. The stocks included in the S&P® Biotechnology Select Industry Index and that are generally tracked by the SPDR® S&P® Biotech ETF are stocks of companies primarily engaged in research, development, manufacturing and/or marketing of products based on genetic analysis and genetic engineering. Because the value of the securities is linked to the performance of the XBI Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the biotechnology sector.  Industry-specific risks to which companies in the biotechnology sector are subject may include the following:

oAfter spending heavily on research and development, their products or services may not prove commercially successful or may become obsolete quickly; existing and expected interest rate levels;

oThe biotechnology industry may be subject to greater governmental regulation than other industries, and changes in governmental policies and the need for regulatory approvals may have a material adverse effect on the industry;

oCompanies in the biotechnology industry are subject to risks arising from new technologies and competitive pressures; and

oCompanies in the biotechnology industry are heavily dependent on patents and intellectual property rights. The loss or impairment of these rights may adversely affect the profitability of these companies.

The XBI Shares may be subject to increased price volatility as it is linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector. The price of the XBI Shares may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen.

￭Adjustments to the underlying funds or the fund underlying indices could adversely affect the value of the securities. The fund sponsor to each underlying fund (SSGA Funds Management, Inc.) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant fund underlying index. Pursuant to its investment strategy or otherwise, the fund sponsor may add, delete or substitute the stocks composing an underlying. Any of these actions could adversely affect the price of such underlying and, consequently, the value of the securities. The fund underlying index sponsor of each fund underlying index may add, delete or substitute the stocks constituting such fund underlying index or make other methodological changes that could change the value of such fund underlying index. The fund underlying index sponsor of each fund underlying index may discontinue or suspend calculation or publication of such fund underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued fund underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of a fund underlying index, and, consequently, the price of an underlying and the value of the securities.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying funds. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying funds. However, the calculation agent will not make an adjustment for every event that could affect the underlying funds. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the value of the securities.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock. MS & Co., as calculation agent, will adjust the adjustment factor for certain corporate events affecting the underlying stock, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuer of the underlying stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stock. For example, the calculation agent is not required to make any adjustments if the issuer of the underlying stock or anyone else makes a partial tender or partial exchange offer for the underlying stock, nor will adjustments be made following the final calculation day. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stock by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust the adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before a calculation day, this may decrease the stock closing price of the underlying stock to be less than its starting price (resulting in no call payment being paid with respect to such date) or the ending price of the underlying stock to be less than its threshold price (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

August 2025 Page 18

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

￭Historical prices of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the price of the underlyings at any time, including on the final calculation day, because historical prices of the underlyings do not provide an indication of future performance of the underlyings.

August 2025 Page 19

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

SPDR® S&P® Oil & Gas Exploration & Production ETF Overview

The SPDR® S&P® Oil & Gas Exploration & Production ETF is an exchange-traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of publicly traded equity securities of companies included in the S&P® Oil & Gas Exploration & Production Select Industry Index®. The SPDR® S&P® Oil & Gas Exploration & Production ETF is managed by SPDR® Series Trust (the “Trust”), a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Oil & Gas Exploration & Production ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P® Oil & Gas Exploration & Production ETF is accurate or complete.

The following graph sets forth the daily closing prices of the XOP Shares for the period from January 1, 2020 through August 27, 2025. The closing price of the XOP Shares on August 27, 2025 was $131.40. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XOP Shares has at times experienced periods of high volatility. You should not take the historical prices of the XOP Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XOP Shares at any time, including on the calculation days.

SPDR® S&P® Oil & Gas Exploration & Production ETF Daily Closing Prices January 1, 2020 to August 27, 2025

This document relates only to the securities referenced hereby and does not relate to the XOP Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XOP Shares (and therefore the price of the XOP Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such

August 2025 Page 20

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the XOP Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XOP Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XOP Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P® Oil & Gas Exploration & Production Select Industry Index®. The S&P® Oil & Gas Exploration & Production Select Industry Index® is an equal-weighted index designed to measure the performance of the oil and gas exploration and production sub-industry portion of the S&P® Total Market Index, a benchmark that measures the performance of the U.S. equity market.

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Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

Meta Platforms, Inc. Overview

Meta Platforms, Inc. (formerly known as Facebook, Inc.) is a social media and technology company that enables people to connect and share with friends and family through mobile devices, personal computers, virtual reality headsets and in-home devices. On June 9, 2022, the class A common stock of Meta Platforms, Inc., formerly trading under the ticker symbol “FB,” began trading under the ticker symbol “META.” The META Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Commission by Meta Platforms, Inc. pursuant to the Exchange Act can be located by reference to the Commission file number 001-35551 through the Commission’s website at www.sec.gov. In addition, information regarding Meta Platforms, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the META Stock is accurate or complete.

The following graph sets forth the daily closing prices of the META Stock for the period from January 1, 2020 through August 27, 2025. The closing price of the META Stock on August 27, 2025 was $747.38. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the META Stock may have been adjusted for stock splits and other corporate events. You should not take the historical prices of the META Stock as an indication of its future performance, and no assurance can be given as to the closing price of the META Stock at any time, including on the calculation days.

Meta Platforms, Inc. Daily Closing Prices January 1, 2020 to August 27, 2025

This document relates only to the securities referenced hereby and does not relate to the META Stock or other securities of Meta Platforms, Inc. We have derived all disclosures contained in this document regarding the META Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Meta Platforms, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Meta Platforms, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the META Stock (and therefore the price of the META Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Meta Platforms, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the META Stock.

August 2025 Page 22

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

SPDR® S&P® Biotech ETF Overview

The SPDR® S&P® Biotech ETF is an exchange-traded fund managed by SSGA Funds Management, Inc., which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Biotechnology Select Industry Index. The SPDR® Series Trust (the “SPDR Trust”) is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Biotech ETF. It is possible that this fund may not fully replicate the performance of the S&P® Biotechnology Select Industry Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the SPDR Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P® Biotech ETF is accurate or complete.

The following graph sets forth the daily closing prices of the XBI Shares for the period from January 1, 2020 through August 27, 2025. The closing price of the XBI Shares on August 27, 2025 was $90.29. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XBI Shares has at times experienced periods of high volatility. You should not take the historical prices of the XBI Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XBI Shares at any time, including on the calculation days.

SPDR® S&P® Biotech ETF Daily Closing Prices January 1, 2020 to August 27, 2025

This document relates only to the securities referenced hereby and does not relate to the XBI Shares. We have derived all disclosures contained in this document regarding the SPDR Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XBI Shares (and therefore the price of the XBI Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the XBI Shares.

August 2025 Page 23

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

We and/or our affiliates may presently or from time to time engage in business with the SPDR Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XBI Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the SPDR Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XBI Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®” and “SPDR® Series Trust” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the SPDR Trust. S&P®, S&P® Global Inc. and the SPDR Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the SPDR Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P® Biotechnology Select Industry Index. The S&P® Biotechnology Select Industry Index (Bloomberg ticker: SPSIBI) is managed by S&P® and is a modified equal weighted index designed to measure the performance of stocks in the S&P® Total Market Index that are classified as part of the Biotechnology sub-industry under the Global Industry Classification Standard.

August 2025 Page 24

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for principal at risk securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential

August 2025 Page 25

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $23.25 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $17.50 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution; Conflicts of Interest” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such

August 2025 Page 26

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF, the Class A Common Stock of Meta Platforms, Inc. and the SPDR® S&P® Biotech ETF due August 30, 2029

supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for principal at risk securities or in the prospectus.

August 2025 Page 27